MONTHLY NOTEHOLDER'S STATEMENT

                      FLEET BANK (RI), NATIONAL ASSOCIATION
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            FIRST NORTH AMERICAN NATIONAL BANK MASTER NOTE TRUST

                                  SERIES 2002-A

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Pursuant to the Master Indenture, dated as of July 1, 2002, as thereafter amended and supplemented, between the FNANB Credit Card Master Note Trust, as Issuer (the "Issuer"), and JPMorgan Chase Bank, as Indenture Trustee (the "Indenture Trustee"), and as acknowledged and agreed to by Fleet Bank (RI), National Association (successor servicer to First North American National Bank and successor Transferor to DC Funding International Inc.), as Servicer (the "Servicer"), and as Transferor (the "Transferor"), as supplemented by the Series 2002-A Indenture Supplement dated as of July 19, 2002 between the Issuer and the Indenture Trustee and as acknowledged and agreed to by the Servicer and Transferor (as so supplemented, the "Indenture"), the Servicer is required to report certain information each month relating to the Issuer and the Series 2002-A Notes. The information with respect to the applicable Distribution Date and Collection Period is set forth below.


Collection Period Ending                                April 30, 2004
Determination Date                                        May 10, 2004
Distribution Date                                         May 17, 2004


                                                                  ------
Class A Accumulation Period ("Y" or "N")?                           N
                                                                  ------

                                                                  ------
Class B Accumulation Period ("Y" or "N")?                           N
                                                                  ------

                                                                  ------
Early Amortization Period ("Y" or "N")?                             N
                                                                  ------

                                                                  ------
Class B Investor Amount paid in full ("Y" or "N")?                  N
                                                                  ------


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MASTER TRUST INFORMATION

Receivables

1.  The aggregate amount of Receivables less all Receivables in Charged-Off Accounts as of the end of the last day of
    the Collection Period was equal to:                                                             $ 1,205,468,416.87

2.  The aggregate amount of Principal Receivables as of the
    end of the last day of the Collection Period (not including
    reduction for Discount Receivables) was equal to:                                               $ 1,173,205,153.73

3.  The average Discount Percentage for the Collection Period:                                                   2.00%

4.  The aggregate amount of Discount Option Receivables as of
    the end of the last day of the Collection Period was equal to:                                  $    23,464,103.07

5.  The aggregate amount of Principal Receivables as of the
    end of the last day of the Collection Period (including
    reduction for Discount Receivables) was equal to:                                               $ 1,149,741,050.66

6.  The aggregate amount of Finance Charge Receivables as of the end of the last day of the Collection Period (not including
    increase for Discount Receivables) was equal to:                                                $    32,263,263.14

7.  The aggregate amount of Finance Charge Receivables as of the end of the last day of the Collection Period (including
    increase for Discount Receivables) was equal to:                                                $    55,727,366.21

8.  The average amount of Receivables for the Collection
    Period was equal to:
    a. Average Principal Receivables (including reduction for Discount Option Receivables)          $ 1,163,845,568.97
    b. Average Total Receivables                                                                    $ 1,219,849,528.66

9.  The Transferor Amount as of the end of the last day of the
    Collection Period:                                                                              $   100,101,050.66

10. Minimum Transferor Amount required as of end of last day of Collection Period:                  $             0.00

11. The aggregate amount of Principal Charge-Offs for the
    Collection Period (including reduction for Discount
    Option Receivables) was equal to:                                                               $    11,225,497.48

12. The aggregate amount of Finance Charge Charge-Offs
    for the Collection Period (including increase for
    Discount Option Receivables) was equal to:                                                      $     3,225,968.34

13. The Excess Funding Account Balance as of the end of the
    last day of the Collection Period                                                               $             0.00


Collections

14. The aggregate amount of Principal Collections for the
    Collection Period was equal to:
    a.)  Collection of Principal Receivables:                                                       $    74,627,285.57
    b.)  Discount Receivable Collections:                                                           $    -1,492,545.71
                                                                                                    ------------------
    c.) Total Principal Receivable Collections:                                                     $    73,134,739.86


15. The aggregate amount of Finance Charge Collections for the
    Collection Period was equal to:
    a.)  Collection of Finance Charge Receivables                                                   $    21,503,223.11
    b.)  Interchange Amount                                                                         $       901,948.69
    c.)  Discount Receivable Collections                                                            $     1,492,545.71
                                                                                                    ------------------
    d.)  Total Finance Charge Receivable Collections                                                $    23,897,717.51

16. The aggregate amount of interest earnings (net of losses and investment expenses) on the Excess Funding
    Account for the Collection Period:                                                              $            63.19

17. The aggregate amount of Recoveries for the relevant Collection Period                           $     2,923,113.36

18. The aggregate amount of Collections processed for the
    Collection Period:                                                                              $    99,955,570.73

Invested Amounts

19. The 2002-A Net Investment at the end of the last day of the
    Collection Period was equal to:
    a.  Class A                                                                                     $   415,950,000.00
    b.  Class B                                                                                     $    83,690,000.00
                                                                                                    ------------------
    c.  Total                                                                                       $   499,640,000.00

20. The average amount of the 2002-A Net Investment for the
    Collection Period was equal to:
    a.  Class A                                                                                     $   415,950,000.00
    b.  Class B                                                                                     $    83,690,000.00
                                                                                                    ------------------
    c.  Total                                                                                       $   499,640,000.00

21. The 2003-A Net Investment at the end of the last day of the
    Collection Period was equal to:
    a.  Class A                                                                                     $   423,500,000.00
    b.  Class B                                                                                     $   126,500,000.00
                                                                                                    ------------------
    c.  Total                                                                                       $   550,000,000.00

22. The average amount of the 2003-A Net Investment for the
    Collection Period was equal to:
    a.  Class A                                                                                     $   423,500,000.00
    b.  Class B                                                                                     $   126,500,000.00
                                                                                                    ------------------
    c.  Total                                                                                       $   550,000,000.00

23. The aggregate Invested Amount across all series of Investor
    Certificates outstanding as of the end of the last day of the
    Collection Period:                                                                              $ 1,049,640,000.00

Series 2002-A Allocation Percentages

24. The Fixed Allocation Percentage with respect to the Collection Period:
    a.  Class A                                                                                                  0.00%
    b.  Class B                                                                                                  0.00%
                                                                                                    ------------------
    c.  Series 2002-A Total                                                                                      0.00%

25. The Floating Allocation Percentage with respect to the Collection Period:
    a.  Class A                                                                                                 35.23%
    b.  Class B                                                                                                  7.09%
                                                                                                    ------------------
    c.  Series 2002-A Total                                                                                     42.32%

Allocation of Collections

26. The Series 2002-A allocation of Collections of Principal
    Receivables for the Collection Period:
    a.  Class A                                                                                     $    25,768,466.73
    b.  Class B                                                                                     $     5,184,668.78
                                                                                                    ------------------
    c.  Series 2002-A Total                                                                         $    30,953,135.51


27. The Series 2002-A allocation of Collections of Finance
    Charge Receivables for the Collection Period:
    a.  Class A                                                                                     $     8,420,178.15
    b.  Class B                                                                                     $     1,694,157.25
                                                                                                    ------------------
    c.  Series 2002-A Total                                                                         $    10,114,335.40

Portfolio Yield and Delinquencies

28. The Portfolio Yield for the Collection Period:                                                              12.88%

29. The 3-month average Portfolio Yield for the three most recent
    Collection Periods:                                                                                          9.63%

30. The Base Rate for the Collection Period:                                                                     3.44%

31. The 3-month average Base Rate for the three most recent
    Collection Periods:                                                                                          3.44%

32. The 3-month average Portfolio Adjusted Yield:                                                                6.19%

33. The amount of Shared Excess Finance Charge Collections
    allocable to Series 2002-A with respect to any Finance Charge
    Shortfall in such Series for the Collection Period:                                             $             0.00

34. The aggregate outstanding balance of Receivables which were, as of the last day of the Collection Period:
    (a) Delinquent 31 to 60 days                                                                    $    35,515,863.57
    (b) Delinquent 61 to 90 days                                                                    $    24,520,067.39
    (c) Delinquent 91 days or more                                                                  $    59,370,690.18

Determination of Monthly Interest

35. Class A Monthly Interest:
    a.  Class A Monthly Interest                                                                    $       525,021.33
    b.  Funds allocated and available to pay Class A
        Monthly Interest for the Collection Period                                                  $    10,114,335.40
    c.  Class A Interest Shortfall                                                                  $             0.00
    d.  Class A Additional Interest                                                                 $             0.00

36. Class B Monthly Interest:
    a.  Class B Monthly Interest                                                                    $       490,981.33
    b.  Funds allocated and available to pay Class B
        Monthly Interest for the Collection Period                                                  $     3,898,110.64
    c.  Class B Interest Shortfall                                                                  $             0.00
    d.  Class B Additional Interest                                                                 $             0.00

Determination of Monthly Principal

37. Class A Monthly Principal (pursuant to section 4.4a):
        (W).a.  Available Principal Collections with respect to such
                Distribution Date (including Shared Principal Collections):                         $             0.00
        (X).a.  Controlled Accumulation Amount                                                      $             0.00
            b.  Deficit Controlled Accumulation Amount (prior period)                               $             0.00
                                                                                                    ------------------
            c.  Controlled Deposit Amount (sum a + b)                                               $             0.00
        (Y).a.  Invested Amount  (including Principal Collections
            transferred to the Principal Funding Account)                                           $   499,640,000.00
        (Z).a.  Class A Invested Amount (including Principal Collections
            transferred to the Principal Funding Account)                                           $   415,950,000.00

        Class A Monthly Principal (the least of W,X,Y,Z)                                            $             0.00

38. Class B Monthly Principal (pursuant to section 4.4b)
    (distributable only after payout of Class A)
        (X).a. Available Principal Collections with respect to such
               Distribution Date:                                                                   $             0.00
        (Y).a.  Invested Amount                                                                     $   499,640,000.00

        Class B Monthly Principal (the least of X,Y)                                                $             0.00

Available Funds

39. Class A Available Funds
        a.  Class A Finance Charge allocation                                                       $     8,420,178.15
        b.  Prior to Class B Principal Commencement Date, the
            amount of Principal Funding Investment Proceeds and
            Reserve Account Investment Proceeds for such prior Collection Period                    $             0.00
        c.  Any amount of Reserve Account withdrawn and
            included in Class A Available Funds                                                     $             0.00
        d.  Class A Available Funds (sum a-c)                                                       $     8,420,178.15

40. Class B Available Funds
        a.  Class B Finance Charge allocation                                                       $     1,694,157.25
        b.  On or After Class B Principal Commencement Date, the
            amount of Principal Funding Investment Proceeds and
            Reserve Account Investment Proceeds for such prior Collection Period                    $             0.00
        c.  Any amount of Reserve Account withdrawn and
            included in Class B Available Funds                                                     $             0.00
        d.  Class B Available Funds (sum a-c)                                                       $     1,694,157.25


Reallocated Principal Collections

41.Principal Reallocation Amount                                                                    $             0.00

42.Reallocated Principal Collections applied to Class A Monthly Interest Shortfall                  $             0.00

43.Reallocated Principal Collections applied to the Investor Monthly Servicing Fee                  $             0.00


Investor Default Amounts

44.Class A Investor Default Amount                                                                  $     3,955,218.26

45.Class B Investor Default Amount                                                                  $       795,798.09

46.Aggregate Investor Default Amount                                                                $     4,751,016.35


Allocable Amounts for Series 2002-A

47. The Allocable Amount for Series 2002-A as of the end of the
    Collection Period (Investor Default Amount + Series 02-A Adjust Amount)
      a.) Class A                                                                                   $     3,955,218.26
      b.) Class B                                                                                   $       795,798.09
                                                                                                    ------------------
    Aggregate Allocable Amount                                                                      $     4,751,016.35


Required Amounts for Series 2002-A

48. Class A Required Amount (section 4.5a)
    (a)  i.  Class A Monthly Interest for current Distribution
             Date                                                                                   $       525,021.33
        ii.  Class A Monthly Interest previously due but not
             paid                                                                                   $             0.00
       iii.  Class A Additional Interest for prior Collection Period
             or previously due but not paid                                                         $             0.00
    (b)      Available Funds plus Shared Excess Finance Charge Collections
             plus Spread Account Draw Amount                                                        $    10,114,335.40
                    --------------------------------------------------------------------------------------------------
             Class A Required Amount (sum of i-iii minus b)                                         $             0.00


Investor Charge-Offs

49. The aggregate amount of Class A Investor Charge-Offs and the reductions in the Class B Invested Amount
        a.  Class A                                                                                 $             0.00
        b.  Class B                                                                                 $             0.00

50. The aggregate amount of Class B Investor Charge-Offs                                            $             0.00

Servicing Fee

51. Class A Servicing Fee for the Collection Period                                                 $       693,250.00

52. Class B Servicing Fee for the Collection Period                                                 $       139,483.33

Reserve Account

53. Lowest historical 3-month Portfolio Adjusted Yield
    (must be > 4%, or line 56 will adjust accordingly)                                                           3.44%

54. Reserve Account Funding Date (based on line 55)                                                         04/17/2006

55. Required Reserve Account Amount (after the Reserve Account
    Funding Date, 0.5% times the Class A Initial Note Principal Balance)                            $             0.00

56. Covered Amount                                                                                  $             0.00

57. Available Reserve Account Amount
        a.  Reserve Draw Amount                                                                     $             0.00
        b.  Amount on deposit in the Reserve Account on the
            Distribution Date                                                                       $             0.00
        c.  Reserve Account Investment Proceeds                                                     $             0.00
        d.  Amount on deposit in the Reserve Account at end of relevant
            Due Period less Investment Proceeds                                                     $             0.00
        e.  Required Reserve Account Amount                                                         $             0.00
        f.  Available Reserve Account Amount (after Reserve Draw)                                   $             0.00
        g.  Required Reserve Account Deposit on Distribution Date                                   $             0.00
        h.  Reserve Account Surplus on Distribution Date                                            $             0.00

Principal Funding Account

58. Principal Funding Account Balance as of the beginning of the due period less
    investment proceeds                                                                             $             0.00

59. a.  Daily deposits to the Principal Funding Account during the
        relevant Due Period                                                                         $             0.00
    b.  Principal Funding Account investment proceeds                                               $             0.00

60. Withdrawal of Investment Proceeds from the Principal Funding
    Account during the relevant Due Period                                                          $             0.00

61. Principal Funding Account Balance as of the last day of the
    relevant Due Period less investment proceeds                                                    $             0.00

Spread Account

62. Required Spread Account Percentage
        (a) Adjusted Portfolio Yield                                                                            12.88%
        (b) Three-Month Average Excess Spread Percentage                                                         6.19%
        (c) Required Spread Account Percentage                                                                   8.25%
63. Spread Account Activity
        (a) Spread account balance as of the beginning of the due period                            $    41,249,440.99
        (b) Deposits/(withdrawals) during the due period                                            $         1,013.37
        (c) Spread Account balance as of the end of the due period                                  $    41,250,454.36
        (d) Investment Proceeds                                                                     $        30,154.36
        (e) Spread Account balance as of the end of the due period,
            net of Investment Proceeds                                                              $    41,220,300.00
        (f) Withdrawals on the Distribution Date                                                    $             0.00
64. Spread Account Required Amounts
        (a) Available Spread Account Amount                                                         $    41,220,300.00
        (b) Required Spread Account Amount                                                          $    41,220,300.00
        (c) Excess on Deposit over/(Deficiency under) the
            Required Spread Account Amount                                                          $             0.00
        (d) Deposits on the Distribution Date                                                       $             0.00
        (e) Distributions to Ambac for unpaid amounts                                               $             0.00
        (f) Distributions to the Transferor                                                         $             0.00
        (g) Spread Account Balance as of the end of the Distribution Date                           $    41,220,300.00
65. Spread Account Funding
        (a) Amount applied to fund Spread Account attributed to
            Available Funds and Shared Excess Finance Charge Collections                            $             0.00
        (b) Amount applied to fund Spread Account attributed to
            Shared Excess Principal Collections                                                     $             0.00

66. Policy Draw Amount                                                                              $             0.00

Certificate LIBOR Determination

67. Certificate LIBOR Determination date for the Collection Period                                          04/13/2004

68. Certificate LIBOR rate for the Collection Period                                                          1.10000%

69. As of the date hereof, no Early Amortization Event has been deemed to have occurred during the Collection Period.

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IN WITNESS WHEREOF, the undersigned has duly executed
and delivered this Certificate this 17th day of May, 2004.

                                   Fleet Bank (RI), National Association,
                                   as Transferor and Servicer


          By:     /s/JOHN S. FIORAVANTI
                ---------------------------
          Name:   John S. Fioravanti
          Title:  Vice President